Webster Financial Corporation

WEBSTER PLAZA
145 BANK STREET
WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL
Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M., Eastern Time, on August 16, 2021.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M., Eastern Time, on August 16, 2021. Have your proxy card in hand when you access the website and follow the instructions.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M., Eastern Time, on August 16, 2021. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

***VOTE** During The Meeting* - Go to **www.virtualshareholdermeeting.com/WBS2021SM**

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically.

PLEASE RETAIN A COPY OF THE 16- DIGIT CONTROL NUMBER FROM YOUR PROXY CARD, AS YOU WILL NEED IT TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57329-S27502

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBSTER FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of April 18, 2021, by and between Webster Financial Corporation ("Webster") and Sterling Bancorp ("Sterling") (as amended from time to time) (the "Webster merger proposal"), pursuant to which Sterling will merge with and into Webster.	☐	☐	☐
2.	To adopt and approve an amendment to the Fourth Amended and Restated Certificate of Incorporation of Webster to increase the number of authorized shares of Webster common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares (the "Webster authorized share count proposal").	☐	☐	☐
3.	To adjourn the special meeting of Webster stockholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Webster merger proposal or the Webster authorized share count proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Webster common stock (the "Webster adjournment proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Virtual Special Meeting of Stockholders and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

D57330-S27502

Webster Financial Corporation

2021

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Webster Financial Corporation (the "Company") hereby appoints William L. Atwell, Laurence C. Morse and Karen R. Osar, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Virtual Special Meeting of Stockholders (the "Special Meeting") to be held at 4:00 p.m., Eastern Time, on Tuesday, August 17, 2021 in a virtual-only format via the Internet, and at any adjournment or postponement of the meeting, for the purposes set forth below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. **Unless contrary direction is given, this proxy will be voted FOR the Webster merger proposal, FOR the Webster authorized share count proposal and FOR the Webster adjournment proposal.** The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone before 11:59 p.m., Eastern Time, on August 16, 2021, or by attending the Special Meeting virtually and voting during the Special Meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Virtual Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus.

Please sign and return the proxy card promptly in the enclosed envelope.

(Continued and to be signed and dated on the reverse side)